EXHIBIT 12

                      The CIT Group, Inc. and Subsidiaries
               Computation of Ratios of Earnings to Fixed Charges

                                                                              Years Ended December 31,
                                                                        ---------------------------------
                                                                         1999         1998          1997
                                                                         ----         ----          ----
                                                                                Dollars in Millions
Net income ........................................................    $  389.4      $ 338.8     $  310.1
Provision for income taxes ........................................       207.6        185.0        178.0
                                                                       --------     --------     --------
Earnings before provision for income taxes ........................       597.0        523.8        488.1
                                                                       --------     --------     --------
Fixed charges:
  Interest and debt expenses on indebtedness ......................     1,293.4      1,040.8        937.2
  Minority interest in subsidiary trust holding solely
    debentures of the Company .....................................        19.2         19.2         16.3
  Interest factor -- one-third of rentals on real and personal
    properties ....................................................        10.6          7.9          8.5
                                                                       --------     --------     --------
Total fixed charges ...............................................     1,323.2      1,067.9        962.0
                                                                       --------     --------     --------
Total earnings before provisions for income taxes and
  fixed charges ...................................................    $1,920.2     $1,591.7     $1,450.1
                                                                       ========     ========     ========
Ratios of Earnings to Fixed Charges ...............................       1.45x        1.49x        1.51x